Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

LAIDLAW ENERGY GROUP, INC.

(a New York corporation)

ARTICLE I
THE CORPORATION

Section 1.01            Name.

The legal name of this corporation (hereinafter the “Corporation”) is LAIDLAW ENERGY GROUP, INC.

Section 1.02            Offices.

The Corporation shall have its principal office in New York.  The Corporation may also have offices at such other places within and without the United States as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II
SHAREHOLDER’S MEETINGS

Section 2.01            Annual Meeting.

The annual meeting of shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date in each year, and at such time, as shall be determined by the Board of Directors. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted at any special meeting called for the purpose.

Section 2.02            Special Meetings.

Special meetings of shareholders may be called by the Chairman of the Board, if there be one, or by the President, or by vote of the Board of Directors. At a special meeting, no business shall be taken other than that stated in the notice of the meeting except with the unanimous consent, either in person or by proxy, of all shareholders entitled to vote with respect to such business.

Section 2.03            Place of Meetings.

All meetings of shareholders shall be held at the office of the Corporation in New York, or at such other place or places within or without New York, as shall from time to time be designated in the notice of the meeting.

Section 2.04            Notice of Meetings.

Written notice of all meetings of shareholders, annual or special, shall be given pursuant to Article IX Section 9.02 to each shareholder entitled to vote at the meeting, at least 10 days and not more than 60 days before the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.

Section 2.05            Quorum.

Except as otherwise expressly required by law, the holders of a majority of the outstanding shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the shareholders entitled to vote at the meeting, represented in person or by proxy, may adjourn the meeting to a specified date.

Section 2.06            Voting.

At all meetings of shareholders, each share entitling the holder to vote on any matter, represented in person or by proxy, shall represent one vote. Proxies shall be in writing, signed by the shareholder. At any shareholders' meeting at which inspectors may be required, inspectors shall be appointed by the person presiding at the meeting. Whenever any action, other than the election of directors or as otherwise set forth in these bylaws, the certificate of incorporation, or as may be required by law, is to be taken it shall be authorized by a majority of the votes cast at a meeting of shareholders by the persons entitled to vote thereon.

Section 2.07            Consent of Shareholders in Lieu of Meeting.

Any action required by the Business Corporation Law of the State of New York to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action taken, shall be signed by the holders of all outstanding shares entitled to vote on the matter.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01            Number.

The business and property of the Company shall be managed by a Board of Directors consisting of at least one person.  The Board is authorized to change the number of directors by either amending the bylaws, and such amendment shall require the vote of a majority of the entire Board.

Section 3.02            Election.

The members of the Board of Directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast at that meeting to serve until the next annual meeting and until their successors shall be elected and qualify.

Section 3.03            Removal, Vacancies.

Any director may be removed with cause by a majority vote of the holders of all outstanding shares entitled to vote on this matter or by action of the Board.  Any director may be removed without cause by a majority vote of the holders of all outstanding shares entitled to vote on this matter.  Whenever any vacancy shall occur in the office of a director, the vacancy may be filled for the unexpired term by majority vote of the remaining directors. Where the number of directors is increased, additional directors may be filled by the Board of Directors.

Section 3.04            Regular Meetings.

Meetings of the Board may be held at any place within or without this state, as determined from time to time by the Board of Directors.

Section 3.05            Special Meetings.

Special meetings of the Board of Directors may be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board, if there be one, or of the President.

Section 3.06            Place of Meetings.

Meetings of the Board of Directors shall be held at the office of the Corporation in New York or at such other place within or without New York as may be designated in the notice of the meeting.

Section 3.07            Notice of Meetings.

Written notice of the date, time and place of special meetings shall be given by mail, electronic transmission, or personal delivery to each member at least two days before the meeting. No notice need be given of regular meetings. A notice need not specify the purpose or purposes of any meeting.

Section 3.08            Business Transacted at Meetings.

Any business may be transacted and any corporate action taken at any regular or special meeting of the Board of Directors whether stated in the notice of the meeting or not, except as otherwise expressly required by law.

Section 3.09            Quorum.

A quorum shall consist of one-third of the entire Board.

Section 3.10            Voting.

The vote of a majority of directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

Section 3.11            Action Without a Meeting.

Any action required or permitted to be taken by the Board of Directors, or any committee of the Board, may be taken without a meeting if all members of the Board, or of the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents to it by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or the committee.

Section 3.12            Participation in Meeting by Telephone.

Any one or more members of the Board of Directors or any committee of the Board may participate in a meeting of the Board or of a committee by means of a conference telephone or similar communications device allowing all persons participating in the meeting to hear each other at the same time.  Participation by this means shall constitute presence in person at the meeting.

Section 3.13            Compensation  of Directors.

By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of any committee designated by the Board of Directors and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV
COMMITTEES OF THE BOARD

Section 4.01            Designation.

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:

(a)           The submission to shareholders of any action as to which shareholders' authorization is required by law;

(b)           The filling of vacancies in the Board of Directors or on any committee;

(c)           The fixing of compensation of any director for serving on the Board of any committee;

(d)           The amendment or repeal of these bylaws, or the adoption of new bylaws; or

(e)           The amendment or repeal of any resolution of the Board, which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any committee who may replace any absent member or members at any meeting of the committee.

Section 4.02            Tenure; Reports.

Each committee shall serve at the pleasure of the Board.  The designation of any such committee, the delegation thereto of authority, or action by any such committee pursuant to such authority shall not alone constitute performance by any member of the Board who is not a member of the committee in question, of his duty to the Corporation under §717.  It shall keep minutes of its meetings and report them to the Board.

ARTICLE V
OFFICERS

Section 5.01            Duties in General.

All officers of the Corporation, in addition to the duties prescribed by the bylaws, shall perform such duties in the conduct and management of the business and property of the Corporation as may be determined by the Board of Directors. In the case of more than one person holding an office of the same title, any of them may perform the duties of the office except insofar as the Board of Directors, the Chairman of the Board, or the President may otherwise direct.

Section 5.02            Number and Designation.

The officers of the Corporation shall be a President, a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time deem advisable including, but not in limitation, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.

Section 5.03            Election and Term of Office.

All officers shall be elected by the Board of Directors and shall hold office at the pleasure of the Board. The Board of Directors may fill any vacancy which may occur.

Section 5.04            Chairman of the Board.

The Chairman of the Board, if there be one, shall have authority to execute all contracts and instruments in the name of and on behalf of the Corporation and shall preside, when present, at meetings of shareholders and of the Board of Directors.

Section 5.05            President.

The President shall have authority to execute all contracts and instruments in the name of and on behalf of the Corporation; shall preside, if there is no Chairman of the Board, or if there be one, then, in his or her absence, at all meetings of shareholders and of the Board of Directors; and shall have all the powers generally appertaining to the President of a corporation in its daily operations.

Section 5.06            Vice Presidents.

Any Vice President shall have such powers and perform such duties as may be specified from time to time by the Board or the President. The Board of Directors may, from time to time, determine the order of priority as between two or more Vice Presidents.

Section 5.07            Secretary.

The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors; shall issue notices of meetings; shall have custody of the Corporation's seal and corporate books and records; shall have charge of the issuance, transfer and cancellation of share certificates; shall have authority to attest and affix the corporate seal to any instruments executed on behalf of the Corporation; and shall perform such other duties as are incident to the office and as are required of him or her by the Board or the President.

Section 5.08            Treasurer.

The Treasurer shall perform the duties incident to the office and such other duties as are required by the Board or the President.

Section 5.09            Other Officers.

Other officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board or the President.

Section 5.10            Compensation.

The compensation of officers and directors shall be fixed by the Board of Directors.

ARTICLE VI
CAPITAL SHARES

Section 6.01            Certificates.

Every shareholder shall be entitled to a certificate signed by the Chairman of the Board, if there be one; or by the President or a Vice President and by a Secretary or an Assistant Secretary or a Treasurer or an Assistant Treasurer and under the seal of the Corporation, certifying the number of shares and class of shares to which he or she is entitled. When any certificate is signed by a transfer agent or by a registrar other than the Corporation itself or its employees, the signature of the Corporation's officers and the Corporation's seal on the certificate may be facsimiles, engraved or printed. In case any officer who signed, or whose facsimiles signature or signatures were placed on any certificate shall have ceased to hold office before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she held office on the date of issue.

Section 6.02            Transfers.

Transfers of shares may be made on the books of the Corporation only by the holder of the shares in person or by his or her duly authorized attorney, in writing and upon surrender and cancellation of the certificates for the shares, duly endorsed or accompanied by a duly executed stock power.

Section 6.03            Lost or Destroyed Certificates.

The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed on proof of the loss or destruction and on tender to the Corporation by the shareholder of a bond in such amount and in such form and with or without surety as may be ordered by the Board of Directors, indemnifying the Corporation against any liability, claim, loss, cost or damage by reason of such loss or destruction and the issuance of a new certificate.

Section 6.04            Registered Shareholders.

Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as owner, and shall not be bound to recognize any equitable or legal claim to or interest in the share or shares on the part of any other person.

Section 6.05            Record Date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of a meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. This date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to any other action. In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at, such meeting and any adjournment of it, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for any such purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

ARTICLE VII
DIVIDENDS

Subject to the provisions, if any, of the certificate of incorporation, dividends may be declared from the legally available surplus of the Corporation at such times and in such amounts as the Board of Directors may determine.

ARTICLE VIII
CORPORATE FUNDS

Section 8.01            Deposits.

Bills, notes, checks, negotiable instruments or any other evidence of indebtedness payable to and received by the Corporation may be endorsed for deposit to the credit of the Corporation by the Chief Financial Officer, if there be one, or the Treasurer; and further by such officers or agents of the Corporation as the Board of Directors may determine and, when authorized by the Board of Directors, may be endorsed for deposit to the credit of agents of the Corporation in such manner as the Board of Directors may direct.

Section 8.02            Withdrawals.

All disbursements of the funds of the Corporation shall be made by check, draft or other order signed by the Chief Financial Officer, if there be one, or the Treasurer; and further by such officers or agents of the Corporation as the Board of Directors may from time to time authorize to sign the same.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01            Voting Shares of Other Corporations.

Any voting right or other right in respect of any shares or other security of any corporation owned of record or otherwise by the Corporation shall be exercised in such manner as shall be determined from time to time by resolution of the Board of Directors. Any officers of the Corporation authorized by such a resolution may execute in the name of the Corporation and attach corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to exercise such right on behalf of the Corporation and may execute in the name of the Corporation a consent to any corporate action. If any shares owned by the Corporation are held in any name other than the name of the Corporation, instructions as to the manner in which the shares are to be voted on behalf of the Corporation may be given to the holder of record by the Chairman of the Board, if there be one, or by the President, any Vice President or any other officer designated by the Board of Directors.

Section 9.02            Notices.

Any notice under these bylaws may be given by (a) mail by depositing it in a United States post office or postal letter box or postal mail chute in a sealed postpaid wrapper, (b) telegraph, (c) electronic delivery, (d) personal delivery, or (e) overnight delivery by a reputable overnight delivery service addressed or transmitted, as the case may be, to the person entitled to it at his or her address or number, as the case may be, as it appears on the books or records of the Corporation or at such other address as may be designated by the person in a written instrument filed with the Secretary of the Corporation prior to sending of notice; any such notice, as the case may be, shall be deemed to be given at the time the notice is mailed, telegraphed, overnighted or delivered personally or electronically. The term "telegraph" as used in these bylaws shall include the giving of notice by telex or similar device.

Section 9.03            Waiver of Notice.

Notice of a meeting need not be given to any director or shareholder who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.  Shareholder waiver of notice may be written or electronic. If written, the waiver must be executed by the shareholder or the shareholder's authorized officer, director, employee or agent by signing such waiver or causing his signature to be affixed to such waiver by any reasonable means, including, but not limited to, facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder.

Section 9.04            Fiscal Year.

The fiscal year of the Corporation shall be fixed, and may be changed from time to time, by resolution of the Board of Directors.

Section 9.05            Seal.

The corporate seal shall have inscribed on it the name of the Corporation, the year of its organization and the words "Corporate Seal New York." The seal may be used by causing it or a facsimile of it to be impressed or affixed or otherwise reproduced on a document.

ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 10.01          Indemnification.

The Corporation shall indemnify every person made or threatened to be made a party to an action or proceeding by reason of the fact that that person, that person's testator or intestate, is or was a director or officer of the Corporation or that person, that person's testator or intestate, being or having been a director or officer of the Corporation, served any other corporation in any capacity at the request of the Corporation, in the manner and to the extent provided by the Business Corporation Law of the State of New York, as amended from time to time; and the Corporation may indemnify every person made or threatened to be made a party to an action or proceeding by reason of the fact that that person, that person's testator or intestate, is or was an employee of the Corporation in a capacity other than as an officer of the Corporation, or that person, that person's testator or intestate being or having been such an employee, served any other company in any capacity at the request of the Corporation, in the same manner and to the same extent as persons are to be indemnified as set forth above by reason of their testators or intestates being, or having been directors or officers of the Corporation or having served any other company as described above.

Section 10.02          Expenses.

Expenses incurred by directors and officers of the Corporation in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount in case the person receiving such advancement is ultimately found, under Article 7 of the Business Corporation Law of the State of New York, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation exceed the indemnification to which such person is entitled.

Section 10.03          Insurance.

Pursuant to Section 726 of the Business Corporation Law of the State of New York, the Corporation may purchase and maintain insurance:

(a)           To indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under  the provisions of this article, and

(b)           To indemnify directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this article, and

(c)           To indemnify directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

Except that no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

(a)           If a judgment or other final adjudication adverse to  the  insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally  gained  in fact a financial profit or other advantage to which he was not legally entitled, or

(b)           In relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

ARTICLE XI
AMENDMENTS

These bylaws may be altered, amended or repealed by the shareholders or the Board.  Any bylaw adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such bylaw expressly reserves to the shareholders the right to amend or repeal it.